UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 25, 2007

                              IMMERSION CORPORATION
             (Exact name of registrant as specified in its charter)

                              --------------------

           Delaware                  000-27969                94-3180138

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(State or other jurisdiction  (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification No.)

                                  801 Fox Lane
                           San Jose, California 95131
               (Address of principal executive offices) (Zip Code)

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       Registrant's telephone number, including area code: (408) 467-1900

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2007, Immersion Corporation (the "Company") and Michael Zuckerman, the former Senior Vice President and General Manager of the Company's 3D Business Group, entered into a Separation Agreement and General Release (the "Agreement"). Mr. Zuckerman's employment was terminated effective as of December 31, 2006.

The Agreement provides for severance terms consistent with the employment agreement entered into between Mr. Zuckerman and the Company on March 21, 2006, including:

     o Continued payment of Mr. Zuckerman's salary at his base salary rate, less applicable withholding, for twelve (12) months following the effective date of his termination;

     o Mr. Zuckerman will be entitled to elect to purchase group health insurance coverage in accordance with federal law (COBRA). If Mr. Zuckerman timely elects COBRA coverage, the Company shall pay the premiums for his COBRA coverage for the twelve (12) month period following his termination. Thereafter, Mr. Zuckerman may elect to purchase COBRA coverage at his own expense; and

     o As of December 31, 2006, Mr. Zuckerman shall be vested in an additional twelve (12) months of his then unvested Company common stock and options to purchase shares of Company common stock.

Further, Mr. Zuckerman will be allowed until the earlier of (a) June 30, 2007 or
(b) the applicable option expiration date, to exercise his unexercised and exercisable options to purchase shares of Company common stock.

The Agreement also contains provisions addressing the return all Company property, adherence to the terms of an inventions and proprietary rights assignment agreement, confidentiality obligations, non-solicitation and non-disparagement obligations and a general liability release of claims by Mr. Zuckerman. The Agreement and release are in part subject to a seven calendar day revocation right on the part of Mr. Zuckerman and, assuming no revocation, the cash payments and other terms described above, including the release, will become binding and effective on February 1, 2007.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              IMMERSION CORPORATION


Date:  January 31, 2007                       By: /s/ Stephen Ambler
                                                  -----------------------
                                                  Chief Financial Officer and
                                                  Vice President, Finance